                                                                    Exhibit 32.1

                        CERTIFICATION OF CEO PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Alamosa (Delaware), Inc.
(the "Company") for the quarterly period ended September 30, 2004, as filed with the U.S. Securities and Exchange Commission on the date hereof (the "Report"),
I, David E. Sharbutt, as Chairman and Chief Executive Officer of the Company,
certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

     (1) The Report fully complies with the requirements of Section 13(a) or
         15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ David E. Sharbutt
----------------------------------------
Name:    David E. Sharbutt
Title:   Chairman and Chief Executive Officer
Date:    November 12, 2004

This certification accompanies the Report pursuant to Section 906 of the
Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the
Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of
Section 18 of the Securities Exchange Act of 1934, as amended.